EXHIBIT 10.01

                        AMENDMENT AND DEFERRAL AGREEMENT
                        --------------------------------

         This Amendment and Deferral Agreement (the "Amendment and Deferral Agreement") is entered into by and between WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation (the "Borrower"), and Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus"), and is effective as of November 10, 2005.

         WHEREAS, the Borrower issued an Amended and Restated Secured Convertible Term Note to Laurus on October 6, 2005 in the aggregate original principal amount of $7,350,000 (the "Note"), payable in full on June 30, 2008 (the "Maturity Date");

         WHEREAS, pursuant to Section 1.3 of the Note, the Borrower is obligated to repay to Laurus $229,687.50 of the principal amount (the "Monthly Principal Amount") of the Note, together with interest accrued thereon, on the first business day of each consecutive calendar month starting November 1, 2005 (prior to giving effect to this Amendment);

         WHEREAS, Laurus has previously agreed to extend the grace period set forth in Section 4.1(a) of the Note through the date hereof;

         WHEREAS, the Borrower wishes to defer the payment of the Monthly Principal Amount due and payable under the Note for the months of November and December 2005 until the Maturity Date, and Laurus wishes to allow the Borrower to defer payment of all such Monthly Principal Amounts and to allocate and include such Monthly Principal Amounts with the final payment due with respect to the Note on the Maturity Date, as is more fully described in Section 1 below;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Deferral of Certain Principal Payments. Laurus hereby agrees that the Monthly Principal Amount for each of November and December 2005 due from the Borrower to Laurus under the Note, equal to an aggregate of $459,375 (collectively, the "Deferred Amount"), is hereby deferred until the Maturity Date, at which time the Deferred Amount shall be paid in full along with the final payment due on such date pursuant to the Note. Notwithstanding the foregoing, the Borrower shall remain obligated to pay all of the Monthly Interest Amount (as defined in the Note) when due.

         2. Laurus Representations. This Amendment is made with Laurus in reliance upon Laurus' representation to the Borrower, which by Laurus' execution of this Amendment, Laurus hereby confirms, that its investment decision with respect to the Note and the transactions relating thereto has been made for Laurus' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Laurus has no present intention of selling, granting any participation in, or otherwise distributing any of the same. By executing this Amendment, Laurus further

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represents  that Laurus does not presently have any contract,  undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of common stock underlying the Note. Laurus has not been formed for the specific purpose of lending to the Company or acquiring shares relating thereto. Laurus agrees and acknowledges that it has had an opportunity to discuss the Borrower's business, management, financial affairs and the terms and conditions of the Amendment with the Borrower's management and/or its duly authorized representatives. Laurus hereby confirms, represents and warrants to the Borrower that Laurus is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment to be made hereunder.

         3. No Other Amendments. Except as expressly set forth in this Amendment, no other term or provision of the Note is hereby amended or affected in any way, and the Note shall remain in full force and effect after the date hereof.

         4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

         5. Facsimile Signatures; Counterparts. This Amendment may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the date set forth in the first paragraph hereof.

                                    WINDSWEPT ENVIRONMENTAL GROUP, INC.


                                    By:   /s/ Andrew C. Lunetta
                                        --------------------------
                                        Andrew C. Lunetta
                                        Vice President


                                    LAURUS MASTER FUND, LTD.


                                    By:      /s/ David Grin
                                        ----------------------------
                                        Name:  David Grin
                                        Title: Director



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